UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     June 10, 2005

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

On June 10, 2005, we and certain persons who held our common stock before our initial public offering, or IPO, in 1998 (as well as certain family members and other persons to whom these pre-IPO shareholders transferred shares with our consent) entered into an amendment to our stock restriction agreement, dated as of April 17, 1998, as amended by the first amendment to stock restriction agreement dated as of March 27, 2003.  The amendment provides that the pre-IPO shareholders and transferees that are a party to the stock restriction agreement may not transfer any shares of our common stock on or before November 30, 2005.  Our board of directors may waive this restriction.  A copy of the amendment is set forth as exhibit 99.1 to this current report and incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(c)  Exhibits

Number	Title

99.1	Second Amendment to Stock Restriction Agreement dated as of June 10, 2005 among CRA and certain holders of pre-IPO stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: June 16, 2005	By:	/s/ J. Phillip Cooper
J. Phillip Cooper
Vice Chairman, Executive Vice President, and Chief Financial Officer

Exhibit Index

Number	Title

99.1	Second Amendment to Stock Restriction Agreement dated as of June 10, 2005 among CRA and certain holders of pre-IPO stock